Exhibit 99.1
Allegro MicroSystems Reports First Quarter Results Including Recent Records In Revenue and Profit
--ADAS and xEV Demand Acceleration and Design Win Momentum Support Strong Growth and Margin Expansion--
Manchester, NH, July 29, 2021 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq:ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its first fiscal quarter for fiscal year 2022 that ended June 25, 2021. The Company delivered net sales of $188.1 million in the quarter, a sequential increase of 7%. Strong gross margins and solid execution enabled significant earnings per share growth on both a GAAP and non-GAAP basis to $0.14 and $0.18, respectively. The Company also achieved design win acceleration in key markets during the quarter, which it expects will provide increasing momentum for long-term growth potential.
Quarter Highlights:
•Total net sales of $188.1 million were up 7% sequentially and 64% year over year.
•Automotive net sales increased 13% sequentially in fiscal Q1 to a record $133.5 million, up 75% year-over year.
•Industrial net sales of $30.3 million was also a record for the business.
•GAAP gross margin of 50.0% and non-GAAP gross margin of 52.2% represented recent records and strong progress towards the Company’s target model.
•GAAP operating income for the quarter increased meaningfully to $32.2 million, or 17.1% of net sales. Non-GAAP operating income increased 21.7% sequentially to $41.9 million, or 22.3% of net sales.
•GAAP diluted EPS increased by $0.09 sequentially to $0.14 in Q1 and non-GAAP diluted EPS increased by 20.0% sequentially to $0.18, exceeding prior expectations.
“Record revenue in the first fiscal quarter was anchored on strength across our strategic product lines and end markets. Our Automotive and Industrial businesses both reached record revenue levels demonstrating strength across our increasingly diversified business. We achieved record revenue for both Magnetic Sensors and Power ICs, reflecting increased content in our target applications. Our gross margins continued to expand meaningfully this quarter, and our backlog is at historic highs,” said Ravi Vig, President and CEO of Allegro MicroSystems. “Looking ahead, I am very enthusiastic about the prospects for the business. We believe the recovery is still in its early stages and even more importantly, that the underlying diversity of our business, the resilience of our operating model, our continued design win momentum and alignment to multiple growth vectors support the potential to outperform long-term.”
Business Summary
Automotive represented 71% of revenue and increased 13% sequentially to a record $133.5 million, up 75% year-over year. Revenue increased sequentially across all of the Company’s automotive end markets, with both ADAS and xEV revenue up nearly 80% year over year. Design win momentum is significantly outpacing the Company’s targets as a result of the transformative shift underway in the automotive business to high growth xEV and ADAS applications.
Industrial represented 16% of net sales and increased 4% sequentially and 49% year over year. Growth areas reflected the increasing diversification of the Company’s served industrial end markets, with broad-based revenue delivering double digit growth.
Business Outlook
Given the strength of the backlog and extended order coverage, for the second quarter ending September 24, 2021, the Company expects total net sales to be in the range of $185 million to $191 million. Non-GAAP gross margin is expected to be about flat and non-GAAP earnings per fully-diluted share for the same period is expected to be in the range of $0.18.
Allegro has not provided a reconciliation of its second fiscal quarter outlook for non-GAAP gross margin and non-GAAP earnings per fully-diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.
Earnings Webcast
A webcast will be held on Thursday, July 29, 2021 at 8:00 a.m. Eastern time. Ravi Vig, President and Chief Executive Officer and Paul Walsh, Chief Financial Officer, will discuss Allegro’s financial results.
The webcast will be available on the Investor Relations section of the company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 30 days.
About Allegro MicroSystems
Allegro MicroSystems is a leading global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (“ICs”) and application-specific analog power ICs enabling emerging technologies in the automotive and industrial markets. Allegro’s diverse product portfolio provides efficient and reliable solutions for the electrification of vehicles, automotive ADAS safety features, automation for Industry 4.0 and power saving technologies for data centers and green energy applications.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the expected benefits resulting from our acquisition of Voxtel and our expected financial performance for our second fiscal quarter ending September 24, 2021. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “may,” “will,” “would,” “should,” “could,” “target,” “potential,” “project,” “predict,” “contemplate,” “potential,” or the negative thereof and similar words and expressions.
Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: downturns or volatility in general economic conditions, including as a result of the COVID-19 pandemic, particularly in the automotive market; our ability to compete effectively, expand our market share and increase our net sales and profitability; our ability to compensate for decreases in average selling prices of our products; the cyclical nature of the analog semiconductor industry; shifts in our product mix or customer mix, which could negatively impact our gross margin; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; any disruptions at our primary third-party wafer fabrication facilities; our ability to fully realize the benefits of past and potential future initiatives designed to improve our competitiveness, growth and profitability; our ability to accurately predict our quarterly net sales and operating results; our ability to adjust our supply chain volume to account for changing market conditions and customer demand; our reliance on a limited number of third-party wafer fabrication facilities and suppliers of other materials; our dependence on manufacturing operations in the Philippines; our reliance on distributors to generate sales; our indebtedness may limit our flexibility to operate our business; the loss of one or more significant end customers; our ability to develop new product features or new products in a timely and cost-effective manner; our ability to meet customers’ quality requirements; uncertainties related to the design win process and our ability to recover design and development expenses and to generate timely or sufficient net sales or margins; changes in government trade policies, including the imposition of tariffs and export restrictions; our exposures to warranty claims, product liability claims and product recalls; our ability to protect our proprietary technology and inventions through patents or trade secrets; our ability to commercialize our products without infringing third-party intellectual property rights; disruptions or breaches of our information technology systems; risks related to governmental regulation and other legal obligations, including privacy, data protection, information security, consumer protection, environmental and occupational health and safety, anti-corruption and anti-bribery, and trade controls; our dependence on international customers and operations; the availability of rebates, tax credits and other financial incentives on end-user demands for certain products; the volatility of currency exchange rates; risks related to acquisitions of and investments in new businesses, products or technologies, joint ventures and other strategic transactions; our ability to raise capital to support our growth strategy; our ability to effectively manage our growth and to retain key and highly skilled personnel; changes in tax rates or the adoption of new tax legislation; risks related to litigation, including securities class action litigation; and our ability to accurately estimate market opportunity and growth forecasts; and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 19, 2021, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors Relations page of our website at investors.allegromicro.com.
All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three-Month Period Ended
	June 25, 2021	June 26, 2020
Net sales	$152,689	$91,381
Net sales to related party	35,453	23,620
Total net sales	188,142	115,001
Cost of goods sold	93,982	59,300
Gross profit	94,160	55,701
Operating expenses:
Research and development	29,554	24,380
Selling, general and administrative	32,064	26,789
Change in fair value of contingent consideration	300	—
Total operating expenses	61,918	51,169
Operating income	32,242	4,532
Other (expense) income:
Interest (expense) income, net	(345)	313
Foreign currency transaction (loss) gain	(254)	132
Income in earnings of equity investment	279	212
Other, net	48	193
Income before income tax provision	31,970	5,382
Income tax provision	4,263	528
Net income	27,707	4,854
Net income attributable to non-controlling interests	38	34
Net income attributable to Allegro MicroSystems, Inc.	$27,669	$4,820
Net income attributable to Allegro MicroSystems, Inc. per share:
Basic	$0.15	$0.48
Diluted	$0.14	$0.48
Weighted average shares outstanding:
Basic	189,585,381	10,000,000
Diluted	191,163,074	10,000,000

Supplemental Schedule of Total Net Sales
The following table summarizes total net sales by market within the Company’s unaudited consolidated statements of operations:

	Three-Month Period Ended		Change
	June 25, 2021	June 26, 2020	Amount	%
	(Dollars in thousands)
Automotive	$133,523	$76,378	$57,145	74.8%
Industrial	30,309	20,406	9,903	48.5%
Other	24,310	18,217	6,093	33.4%
Total net sales	$188,142	$115,001	$73,141	63.6%
Supplemental Schedule of Stock-Based Compensation
The Company recorded stock-based compensation expense in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended
(In thousands)	June 25, 2021	June 26, 2020
Cost of sales	$528	$97
Research and development	752	21
Selling, general and administrative	3,551	327
Total stock-based compensation	$4,831	$445
Supplemental Schedule of Acquisition Related Intangible Amortization Costs
The Company recorded intangible amortization expense related to its acquisition of Voxtel in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended
(In thousands)	June 25, 2021	June 26, 2020
Cost of sales	$273	$—
Selling, general and administrative	29	—
Total intangible amortization	$302	$—

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 25, 2021 (Unaudited)	March 26, 2021
Assets
Current assets:
Cash and cash equivalents	$221,934	$197,214
Restricted cash	7,698	6,661
Trade accounts receivable, net of provision for expected credit losses of $773 at June 25, 2021 and allowance for doubtful accounts of $138 at March 26, 2021	77,843	69,500
Trade and other accounts receivable due from related party	23,657	23,832
Accounts receivable - other	1,613	1,516
Inventories	82,356	87,498
Prepaid expenses and other current assets	12,117	18,374
Assets held for sale	25,309	25,969
Total current assets	452,527	430,564
Property, plant and equipment, net	196,993	192,393
Operating lease right-of-use assets	17,439	—
Deferred income tax assets	20,268	26,972
Goodwill	20,118	20,106
Intangible assets, net	36,301	36,366
Equity investment in related party	26,943	26,664
Other assets, net	26,298	14,613
Total assets	$796,887	$747,678
Liabilities, Non-Controlling Interest and Stockholders' Equity
Current liabilities:
Trade accounts payable	$34,704	$35,389
Amounts due to related party	4,095	2,353
Accrued expenses and other current liabilities	76,771	78,932
Current portion of operating lease liabilities	3,463	—
Total current liabilities	119,033	116,674
Obligations due under Senior Secured Credit Facilities	25,000	25,000
Operating lease liabilities, less current portion	14,231	—
Other long-term liabilities	19,244	19,133
Total liabilities	177,508	160,807
Commitments and contingencies
Stockholders' Equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized, no shares issued or outstanding at June 25, 2021 and March 26, 2021	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized, 189,581,621 shares issued and outstanding at June 25, 2021; 1,000,000,000 shares authorized, 189,588,161 issued and outstanding at March 26, 2021	1,896	1,896
Additional paid-in capital	597,001	592,170
Retained earnings	31,220	3,551
Accumulated other comprehensive loss	(11,865)	(11,865)
Equity attributable to Allegro MicroSystems, Inc.	618,252	585,752
Non-controlling interests	1,127	1,119
Total stockholders' equity	619,379	586,871
Total liabilities, non-controlling interest and stockholders' equity	$796,887	$747,678

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	June 25, 2021	June 26, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$27,707	$4,854
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,172	11,539
Amortization of deferred financing costs	25	—
Deferred income taxes	(1,454)	(578)
Stock-based compensation	4,831	445
Gain on disposal of assets	(35)	(38)
Loss on contingent consideration change in fair value	300	—
Provisions for inventory and bad debt	1,613	(158)
Changes in operating assets and liabilities:
Trade accounts receivable	(9,956)	13,352
Accounts receivable - other	(97)	(689)
Inventories	5,142	(14,990)
Prepaid expenses and other assets	1,719	5,163
Trade accounts payable	(2,993)	4,833
Due to/from related parties	1,917	3,573
Accrued expenses and other current and long-term liabilities	(2,396)	(1,640)
Net cash provided by operating activities	38,495	25,666
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(15,346)	(7,974)
Contribution of cash balances due to divestiture of subsidiary	—	(16,335)
Net cash used in investing activities	(15,346)	(24,309)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by financing activities	—	—
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	2,608	(1,269)
Net increase in Cash and cash equivalents and Restricted cash	25,757	88
Cash and cash equivalents and Restricted cash at beginning of period	203,875	219,876
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD:	$229,632	$219,964
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents at beginning of period	$197,214	$214,491
Restricted cash at beginning of period	6,661	5,385
Cash and cash equivalents and Restricted cash at beginning of period	$203,875	$219,876
Cash and cash equivalents at end of period	221,934	215,576
Restricted cash at end of period	7,698	4,388
Cash and cash equivalents and Restricted cash at end of period	$229,632	$219,964
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$269	$155
Cash paid for income taxes	$(538)	$382
Noncash transactions:
Changes in Trade accounts payable related to Property, plant and equipment, net	$(5,535)	$(1,289)
Loans to cover purchase of common stock under employee stock plan	—	171
Recognition of right of use assets and lease liability upon adoption of new accounting standard	356	—
Non-GAAP Financial Measures
In addition to the measures presented in our consolidated financial statements, we regularly review other metrics, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key metrics we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, non-GAAP Profit

before Tax, non-GAAP Provision for Income Tax, non-GAAP Net Income, non-GAAP Net Income per Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Provision for Income Tax, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Provision for Income Taxes across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations. Management believes that tracking and presenting these non-GAAP Financial Measures provides management and the investment community with valuable insight into matters such as: our ongoing core operations, our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these Non-GAAP Financial Measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.
These Non-GAAP Financial Measures have significant limitations as analytical tools. Some of these limitations are that:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures exclude certain costs which are important in analyzing our GAAP results;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measures do not reflect our tax expense or the cash requirements to pay our taxes;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future;
•such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, thereby further limiting their usefulness as comparative measures.
The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those added back in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.
Our prior disclosure referred to non-GAAP Gross Profit and non-GAAP Gross Margin as Adjusted Gross Profit and Adjusted Gross Margin, respectively. No changes have been made to how we calculate these measures.
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We calculate non-GAAP Gross Profit and non-GAAP Gross Margin excluding the items below from cost of goods sold in applicable periods, and we calculate non-GAAP Gross Margin as non-GAAP Gross Profit divided by total net sales.

•One-time other expenses—Represents costs related to the discontinuation of one of our product lines manufactured by Voxtel.
•PSL and Sanken Distribution Agreement—Represents the elimination of inventory cost amortization and foundry service payment related to one-time costs incurred in connection with the disposition of Polar Semiconductor, LLC (“PSL”) during the fiscal year ended March 26, 2021 (the “PSL Divestiture”).
•Stock-based compensation—Represents non-cash expenses arising from the grant of stock-based awards.
•AMTC Facility consolidation one-time costs—Represents one-time costs incurred in connection with closing of our manufacturing facility in Thailand (the “AMTC Facility”) and transitioning of test and assembly functions to our manufacturing facility in the Philippines (the “AMPI Facility”) announced in fiscal year 2020, consisting of: moving equipment between facilities, contract terminations and other non-recurring charges. The closure and transition of the AMTC Facility was substantially completed in March 2021. These costs are in addition to, and not duplicative of, the adjustments noted in note (*) below.
•Amortization of acquisition-related intangible assets—Represents non-cash expenses associated with the amortization of intangible assets in connection with the acquisition of Voxtel, which closed in August 2020.
•COVID-19 related expenses—Represents expenses attributable to the COVID-19 pandemic primarily related to increased purchases of masks, gloves and other protective materials, and overtime premium compensation paid for maintaining 24-hour service at the AMPI Facility.
(*) Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin do not include adjustments consisting of:
•Additional AMTC-related costs—Represents costs relating to the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility in the Philippines announced in fiscal year 2020 consisting of the net savings expected to result from the movement of work to the AMPI Facility, which facility had duplicative capacity based on the buildouts of the AMPI Facility in fiscal years 2019 and 2018. The elimination of these costs did not reduce our production capacity and therefore did not have direct effects on our ability to generate revenue. The closure and transition of the AMTC Facility was substantially completed in March 2021.
Non-GAAP Operating Expenses, non-GAAP Operating Income and non-GAAP Operating Margin
We calculate non-GAAP Operating Expenses and non-GAAP Operating Income excluding the same items excluded above to the extent they are classified as operating expenses, and also excluding the items below in applicable periods. We calculate non-GAAP Operating Margin as non-GAAP Operating Income divided by total net sales.
•Transaction fees—Represents transaction-related legal and consulting fees incurred primarily in connection with (i) the acquisition of Voxtel in fiscal year 2020, and (ii) one-time transaction-related legal and consulting fees in fiscal 2021.
•Severance—Represents severance costs associated with (i) labor savings initiatives to manage overall compensation expense as a result of the declining sales volume during the applicable period, including a voluntary separation incentive payment plan for employees near retirement and a reduction in force, (ii) the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility announced and initiated in fiscal year 2020, and (iii) costs related to the discontinuation of one of our product lines manufactured by Voxtel in fiscal year 2022.
•Impairment of long-lived assets—Represents impairment charge incurred in connection with the planned sale of the AMTC Facility.
•Change in fair value of contingent consideration—Represents the change in fair value of contingent consideration payable in connection with the acquisition of Voxtel.
(**) Non-GAAP Operating Income does not include adjustments consisting of those set forth in note (*) to the calculation of non-GAAP Gross Profit, and the corresponding calculation of non-GAAP Gross Margin, above or:
•Labor savings - Represents salary and benefit costs related to employees whose positions were eliminated through voluntary separation programs or other reductions in force (not associated with the closure of the AMTC Facility or any other plant or facility) and a restructuring of overhead positions from high-cost to low-cost jurisdictions net of costs for newly hired employees in connection with such restructuring.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
We calculate EBITDA as net income minus interest income (expense), tax provision (benefit), and depreciation and amortization expenses. We calculate Adjusted EBITDA as EBITDA excluding the same items excluded above and also excluding the items below in applicable periods. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total net sales.
•Non-core loss (gain) on sale of equipment—Represents non-core miscellaneous losses and gains on the sale of equipment.
•Foreign currency translation loss (gain)—Represents losses and gains resulting from the remeasurement and settlement of intercompany debt and operational transactions, as well as transactions with external customers or vendors denominated in currencies other than the functional currency of the legal entity in which the transaction is recorded.
•Income in earnings of equity investment—Represents our equity method investment in PSL.
Non-GAAP Profit before Tax, Non-GAAP Net Income, and Non-GAAP Basic and Diluted Earnings Per Share
We calculate non-GAAP Profit before Tax as Income before Tax Provision excluding the same items excluded above and also excluding the item below in applicable periods. We calculate non-GAAP Net Income as Net Income excluding the same items excluded above and also excluding the item below in applicable periods.
Non-GAAP Provision for Income Tax
In calculating non-GAAP Provision for Income Tax, we have added back the following to GAAP Income Tax Provision:
•Tax effect of adjustments to GAAP results—Represents the estimated income tax effect of the adjustments to non-GAAP Profit Before Tax described above and elimination of discrete tax adjustments.

	Three-Month Period Ended
	June 25, 2021	March 26, 2021	June 26, 2020
	(Dollars in thousands)
Reconciliation of Gross Profit

GAAP Gross Profit	$94,160	$87,006	$55,701

One-time other expense	2,835	—	—
PSL and Sanken distribution agreement	—	930	3,383
Stock-based compensation	528	314	97
AMTC Facility consolidation one-time costs	137	625	544
Amortization of acquisition-related intangible assets	273	273	—
COVID-19 related expenses	343	64	—
Total Non-GAAP Adjustments	$4,116	$2,206	$4,024

Non-GAAP Gross Profit*	$98,276	$89,212	$59,725
Non-GAAP Gross Margin* (% of net sales)	52.2%	50.9%	51.9%
*Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $3,074 for the three months ended June 25, 2021, March 26, 2021, and June 26, 2020, respectively.

	Three-Month Period Ended
	June 25, 2021	March 26, 2021	June 26, 2020
	(Dollars in thousands)
Reconciliation of Operating Expenses

GAAP Operating Expenses	$61,918	$67,558	$51,169

Research and Development Expenses
GAAP Research and Development Expenses	29,554	28,140	24,380
Stock-based compensation	752	536	21
AMTC Facility consolidation one-time costs	2	—	—
COVID-19 related expenses	6	8	—
Transaction fees	—	—	—
Non-GAAP Research and Development Expenses	28,794	27,596	24,359

Selling, General and Administrative Expenses
GAAP Selling, General and Administrative Expenses	32,064	34,799	26,789
Stock-based compensation	3,551	2,119	327
AMTC Facility consolidation one-time costs	324	1,488	1,161
Amortization of acquisition-related intangible assets	29	37	—
COVID-19 related expenses	381	250	4,000
Transaction fees	23	3,727	117
Severance	168	—	337
Non-GAAP Selling, General and Administrative Expenses	27,588	27,178	20,847

Impairment of long-lived assets	—	7,119	—
Change in fair value of contingent consideration	300	(2,500)	—

Total Non-GAAP Adjustments	5,536	12,784	5,963

Non-GAAP operating expenses *	$56,382	$54,774	$45,206
*Non-GAAP Operating Expenses do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $324 for the three months ended June 25, 2021, March 26, 2021, and June 26, 2020, respectively, and labor savings costs of $—, $—, and $109 for the three months ended June 25, 2021, March 26, 2021, and June 26, 2020, respectively.

	Three-Month Period Ended
	June 25, 2021	March 26, 2021	June 26, 2020
	(Dollars in thousands)
Reconciliation of Operating Income

GAAP Operating Income	$32,242	$19,448	$4,532

One-time other expense	2,835	—	—
PSL and Sanken distribution agreement	—	930	3,383
Stock-based compensation	4,831	2,969	445
AMTC Facility consolidation one-time costs	463	2,113	1,705
Amortization of acquisition-related intangible assets	302	310	—
COVID-19 related expenses	730	322	4,000
Impairment of long-lived assets	—	7,119	—
Change in fair value of contingent consideration	300	(2,500)	—
Transaction fees	23	3,727	117
Severance	168	—	337
Total Non-GAAP Adjustments	$9,652	$14,990	$9,987

Non-GAAP Operating Income*	$41,894	$34,438	$14,519
Non-GAAP Operating Margin* (% of net sales)	22.3%	19.7%	12.6%
*Non-GAAP Operating Income and the corresponding calculation of non-GAAP Operating Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $3,398 for the three months ended June 25, 2021, March 26, 2021, and June 26, 2020, respectively, and labor savings costs of $—, $—, and $109 for the three months ended June 25, 2021, March 26, 2021, and June 26, 2020, respectively.

	Three-Month Period Ended
	June 25, 2021	March 26, 2021	June 26, 2020
	(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA

GAAP Net Income	$27,707	$8,689	$4,854

Interest expense (income), net	345	668	(313)
Income tax provision	4,263	8,361	528
Depreciation & amortization	12,172	12,082	11,539
EBITDA	$44,487	$29,800	$16,608

Non-core (gain) loss on sale of equipment	(35)	156	(38)
One-time other expenses	2,835	—	—
Foreign currency translation loss (gain)	254	1,558	(132)
Income in earnings of equity investment	(279)	(6)	(212)
Stock-based compensation	4,831	2,969	445
AMTC Facility consolidation one-time costs	463	2,113	1,705
COVID-19 related expenses	730	322	4,000
Impairment of long-lived assets	—	7,119	—
Change in fair value of contingent consideration	300	(2,500)	—
Transaction fees	23	3,727	117
Severance	168	—	337
PSL and Sanken distribution agreement	—	930	3,383
Adjusted EBITDA*	$53,777	$46,188	$26,213
Adjusted EBITDA Margin* (% of net sales)	28.6%	26.4%	22.8%
*Adjusted EBITDA and the corresponding calculation of Adjusted EBITDA Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $3,398 for the three months ended June 25, 2021, March 26, 2021, and June 26, 2020, respectively, and labor savings costs of $—, $—, and $109 for the three months ended June 25, 2021, March 26, 2021, and June 26, 2020, respectively.

	Three-Month Period Ended
	June 25, 2021	March 26, 2021	June 26, 2020
	(Dollars in thousands)
Reconciliation of Income before Tax Provision

GAAP Income before Tax Provision	$31,970	$17,050	$5,382

Non-core (gain) loss on sale of equipment	(35)	156	(38)
One-time other expenses	2,835	—	—
Foreign currency translation loss (gain)	254	1,558	(132)
Income in earnings of equity investment	(279)	(6)	(212)
PSL and Sanken distribution agreement	—	930	3,383
Stock-based compensation	4,831	2,969	445
AMTC Facility consolidation one-time costs	463	2,113	1,705
Amortization of acquisition-related intangible assets	302	310	—
COVID-19 related expenses	730	322	4,000
Impairment of long-lived assets	—	7,119	—
Change in fair value of contingent consideration	300	(2,500)	—
Transaction fees	23	3,727	117
Severance	168	—	337
Total Non-GAAP Adjustments	$9,592	$16,698	$9,605

Non-GAAP Profit before Tax*	$41,562	$33,748	$14,987
*Non-GAAP Profit before Tax does not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $3,398 for the three months ended June 25, 2021, March 26, 2021, and June 26, 2020, respectively, labor savings costs of $—, $—, and $109 for the three months ended June 25, 2021, March 26, 2021, and June 26, 2020, respectively.

	Three-Month Period Ended
	June 25, 2021	March 26, 2021	June 26, 2020
	(Dollars in thousands)
Reconciliation of Income Tax Provision

GAAP Income Tax Provision	$4,263	$8,361	$528
GAAP effective tax rate	13.3%	49.0%	9.8%

Tax effect of adjustments to GAAP results	2,091	(3,053)	1,808

Non-GAAP Provision for Income Taxes *	$6,354	$5,308	$2,336
Non-GAAP effective tax rate	15.3%	15.8%	15.6%
*Non-GAAP Provision for Income Taxes does not include tax adjustments for the following components of our net income: additional AMTC related costs, labor savings costs, and out of period adjustment for depreciation expense of GMR assets. The related tax effect of those adjustments to GAAP results were $—, $— and $786 for the three months ended June 25, 2021, March 26, 2021, and June 26, 2020, respectively.

	Three-Month Period Ended
	June 25, 2021	March 26, 2021	June 26, 2020
	(Dollars in thousands)
Reconciliation of Net Income

GAAP Net Income	$27,707	$8,689	$4,854
GAAP Basic Earnings per Share	$0.15	$0.05	$0.49
GAAP Diluted Earnings per Share	$0.14	$0.05	$0.49

Non-core (gain) loss on sale of equipment	(35)	156	(38)
One-time other expenses	2,835	—	—
Foreign currency translation loss (gain)	254	1,558	(132)
Income in earnings of equity investment	(279)	(6)	(212)
PSL and Sanken distribution agreement	—	930	3,383
Stock-based compensation	4,831	2,969	445
AMTC Facility consolidation one-time costs	463	2,113	1,705
Amortization of acquisition-related intangible assets	302	310	—
COVID-19 related expenses	730	322	4,000
Impairment of long-lived assets	—	7,119	—
Change in fair value of contingent consideration	300	(2,500)	—
Transaction fees	23	3,727	117
Severance	168	—	337
Tax effect of adjustments to GAAP results	(2,091)	3,053	(1,808)

Non-GAAP Net Income*	$35,208	$28,440	$12,651
Basic weighted average common shares	189,585,381	189,429,893	10,000,000
Diluted weighted average common shares	191,163,074	190,860,556	10,000,000
Non-GAAP Basic Earnings per Share	0.19	0.15	1.27
Non-GAAP Diluted Earnings per Share	0.18	0.15	1.27
*Non-GAAP Net Income does not include adjustments for the following components of our net income: (i) additional AMTC related costs of $—, $—, and $3,398 for the three months ended June 25, 2021, March 26, 2021, and June 26, 2020, respectively, and labor savings costs of $—, $—, and $109 for the three months ended June 25, 2021, March 26, 2021, and June 26, 2020, respectively, and (ii) the related tax effect of adjustments to GAAP results $—, $— and $786 for the three months ended June 25, 2021, March 26, 2021, and June 26, 2020, respectively.

Investor Contact:
Katherine Blye
Investor Relations
Phone: (603) 626-2306
kblye@ALLEGROMICRO.com